UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2012

Sucampo Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	001-33609	30-0520478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4520 East-West Highway, 3rd Floor Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 25, 2012, Sucampo Pharmaceuticals, Inc. ("Sucampo") and Takeda Pharmaceuticals U.S.A., Inc. today announced that the U.S. Food and Drug Administration (FDA) has granted priority review status to their filing of a supplemental new drug application (sNDA).

The sNDA was filed in late July seeking approval for an additional indication for AMITIZA® (lubiprostone) for the treatment of opioid-induced constipation (OIC) in patients with chronic, non-cancer pain.

The FDA’s priority review, which allows for an abbreviated review period of six months, is granted to drugs that offer either significant advances in treatment or provide a treatment where there is no existing adequate therapy. As a result of this priority review, Sucampo and Takeda expect the FDA’s decision by late January 2013.

“One of the most common adverse reactions of opioid medications is opioid-induced constipation, a medical condition for which there are currently no approved oral prescription treatment options available,” said Dr. Ryuji Ueno, M.D., Ph.D., Ph.D., Chairman, Chief Scientific Officer, and Chief Executive Officer of Sucampo.  “The priority review of this sNDA application underscores that the management of OIC is an unmet need of patients with chronic pain and highlights the need for new therapies to address this condition.”

The information in this Item 8.01 and Exhibit 99.1 to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit relating to Item 8.01 shall be deemed to be furnished, and not filed:

99.1 Press Release issued by the registrant on September 25, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.

Date:	September 25, 2012	By:	/s/ THOMAS J. KNAPP
			Name:	Thomas J. Knapp
			Title:	Executive Vice President, Chief Legal
Officer & Corporate Secretary